UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2017

 Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

(Registrant’s telephone number, including area code): (224) 667-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 is incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 3, 2017, Abbott Laboratories, an Illinois corporation (“Abbott”) completed its acquisition of Alere Inc., a Delaware corporation (“Alere”), pursuant to the Agreement and Plan of Merger, dated as of January 30, 2016, as amended on April 13, 2017 (the “Merger Agreement”), by and among Abbott, Alere and Angel Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Abbott (“Merger Sub”).  Abbott completed the acquisition of Alere through the merger of Merger Sub with and into Alere, with Alere surviving the merger as a subsidiary of Abbott (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each share of Alere’s common stock, par value $0.001 per share (the “Shares”), issued and outstanding immediately prior to the Effective Time (other than Shares owned by Alere or by Abbott, Merger Sub or any direct or indirect wholly-owned subsidiary of Alere or Abbott (other than Merger Sub) immediately prior to the Effective Time and other than Shares as to which dissenters’ rights were properly exercised), was automatically converted into the right to receive $51.00 in cash per Share, without interest (the “Merger Consideration”).

Also at the Effective Time, (a) each option to purchase Shares (other than rights under Alere’s Employee Stock Purchase Plan) that was outstanding immediately prior to the Effective Time (each, a “Company Stock Option”), whether vested or unvested, was canceled and the holder thereof became entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (i) the number of Shares for which such Company Stock Option had not been exercised and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option; provided, that any such Company Stock Option with an exercise price per Share that is equal to or greater than the Merger Consideration was canceled for no consideration; and (b) each restricted stock unit (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time was canceled and the holder thereof became entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration.

The aggregate consideration paid in connection with the Merger was approximately $4.6 billion, including approximately $4.5 billion in respect of the Merger Consideration and approximately $100 million with respect to Company Stock Options and Company RSUs, without giving effect to related transaction fees and expenses.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement (as amended), copies of which were filed by Abbott as Exhibit 2.1 to the Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 2, 2016 and April 14, 2017, and are incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

Term Loan Agreement

On October 3, 2017, in connection with the Merger, Abbott borrowed $2.8 billion under that certain Term Loan Agreement, dated as of July 31, 2017 (as amended pursuant to that certain First Amendment dated as of September 29, 2017, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement”), by and among Abbott, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Bank Admin Agent”).

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which will be filed with Abbott’s quarterly report on Form 10-Q for the period ending September 30, 2017.

Some of the lenders under the Term Loan Agreement and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Abbott and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Revolving Credit Agreement

Also, on October 3, 2017, in connection with the Merger, Abbott borrowed $1.7 billion of revolving loans under the Five Year Credit Agreement (as amended, supplemented or otherwise modified, the “Revolving Credit Agreement”), dated as of July 10, 2014, by and among Abbott, the lenders from time to time party thereto and the Bank Admin Agent.   Proceeds from such borrowing will be used for the general corporate purposes of Abbott and its subsidiaries, including to finance the Merger, to repay certain indebtedness of Abbott and Alere and its subsidiaries, and to pay fees and expenses in connection with the foregoing.

The Revolving Credit Agreement provides Abbott with the ability to borrow up to $5 billion on an unsecured basis. Advances under the Revolving Credit Agreement, including the borrowing described above, will mature and be payable on July 10, 2019.

Abbott’s borrowings under the Revolving Credit Agreement will bear interest, at Abbott’s option, based on either a base rate or a Eurodollar rate, plus an applicable margin based on Abbott’s credit ratings.  Abbott will also pay to the lenders under the Revolving Credit Agreement certain customary fees.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type as well as customary events of default.

Prior to October 3, 2017, no amounts were previously drawn under the Revolving Credit Agreement.

The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which will be filed with Abbott’s quarterly report on Form 10-Q for the period ending September 30, 2017.

Some of the lenders under the Revolving Credit Agreement and/or their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for Abbott and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of January 30, 2016, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Abbott Laboratories on February 2, 2016).

2.2

Amendment to Agreement and Plan of Merger, dated as of April 13, 2017, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Abbott Laboratories on  April 14, 2017).

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of January 30, 2016, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Abbott Laboratories on February 2, 2016).

2.2

Amendment to Agreement and Plan of Merger, dated as of April 13, 2017, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Abbott Laboratories on  April 14, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: October 3, 2017	By:	/s/ Brian B. Yoor
	Name:	Brian B. Yoor
	Title:	Executive Vice President, Finance and Chief Financial Officer